EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3, of our report dated February 11, 2005 on the financial statements of eMagin Corporation as of December 31, 2004 and for the years ended December 31, 2004 and 2003 included in their Annual Report on Form 10-KSB/A.  In addition, we consent to the reference to our firm as "Experts" in the above Form S-3.

/s/ Eisner LLP
New York, New York
November 14, 2005